SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FINANCIAL STATEMENTS

JULY 12, 2000

FORMING A PART OF ANNUAL REPORT

PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

LAPTA ACQUISITION CORPORATION VI

LAPTA ACQUISITION CORPORATION VI

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Certified Public Accounts	F-3
FINANCIAL STATEMENTS:
Balance Sheet at July 12, 2000	F-4

Statement of Losses for the period July 30, 2000 (date of inception) through July 12, 2000	F-5

Statement of Stockholders' Equity for the period June 30, 2000 (date of inception) through July 12, 2000	F-6

Statement of Cash Flows for the period June 30, 2000 (date of inception) through July 12, 2000	F-7

Note to Financial Statements	F-8 to F-9

STEFANOU & COMPANY, LLP

Certified Public Accountants

1360 Beverly Road

Suite 305

McLean, VA 22101-3621

703-448-9200

703-448-3515 (fax)

Philadelphia, PA

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders

LAPTA ACQUISITION CORPORATION VI

Los Angeles, California

         We have audited the accompanying balance sheet of LAPTA ACQUISITION CORPORATION VI, (a development stage company) as of July 12, 2000 and the related statements of losses, stockholders' equity, and cash flows for the period June 30, 2000 (date of inception) through July 12, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based upon our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LAPTA ACQUISITION CORPORATION VI (a development stage company) at July 12, 2000 and the results of its operations and its cash flows for the period June 30, 2000 (date of inception) through July 12, 2000 in conformity with generally accepted accounting principles.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter is described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stefanou & Company, LLP
Stefanou & Company, LLP

McLean, Virginia

July 14, 2000

LAPTA ACQUISITION CORPORATION VI

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

JULY 12, 2000

ASSETS

Current Assets:

Cash	$ 500
$ 500

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Current Liabilities:	-

STOCKHOLDER'S EQUITY
Preferred Stock, $.001 par value, 20,000,000 shares authorized, zero issued and outstanding	-
Common Stock, $.001 par value, 100,000,000 shares authorized, 5,000,000 issued and outstanding	500
Additional paid-in capital	1,330
Deficit accumulated during development stage	(1,330)
500
$ 500

See accompanying notes to financial statements.

LAPTA ACQUISITION CORPORATION VI

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF LOSSES

FOR THE PERIOD FROM JUNE 30, 2000 (Date of Inception)

THROUGH JULY 12, 2000

Cost and Expense

Professional Fees	$ 750
Organization Costs	580
Net Loss	$(1,330)

Loss per common share (basic and assuming dilution)	$(0.00)
Weighted average common shares outstanding	5,000,000

See accompanying notes to financial statements.

LAPTA ACQUISITION CORPORATION VI

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER'S EQUITY

FOR THE PERIOD FROM JUNE 30,2000 (Date of Inception)

THROUGH JULY 12, 2000

	Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Issuance of Common Stock for cash and reimbursement of costs	5,000,000	$ 500	$ 1,330	$ -	$ 1,830
Net Loss	-	-	-	(1,330)	(1,330)
Balance at as of July 12, 2000	5,000,000	$ 500	$ 1,330	$(1,330)	$ 500

See accompanying notes to financial statements.

LAPTA ACQUISITION CORPORATION VI

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 30, 2000 (Date of Inception)

THROUGH JULY 12, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,330)
Net cash used by operating activities	(1,330)
Cash Flows from financing activities:

Issuance of Common Stock	1,830
Net cash provided by financing activities	1,830

Net increase in cash
Cash - beginning of period	500
Cash - end of period	$ 500

Non cash financing activities:

Issuance of common stock in exchange for costs and services	1,330

See accompanying notes to financial statements.

LAPTA ACQUISITION CORPORATION VI

NOTES TO FINANCIAL STATEMENTS

JULY 12, 2000

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business Operations and basis of Presentation

LAPTA ACQUISITION CORPORATION VI (the "Company") was incorporated in the state of Nevada on June 30, 2000. The Company is in the development stage and its efforts have been principally devoted to raising capital. To date, the Company has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Deferred and prepaid taxes will be provided for on items which are recognized in different periods for financial and tax reporting purposes.

Cash Equivalents

For purposes of the accompanying financial statement, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Earnings per Share

Earnings per common share will be based upon the weighted average number of hares outstanding.

Organization Costs

Organization costs incurred have been expensed in accordance with AICPA Statement of Position 98-5.

Use of Estimates

The preparation of financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Comprehensive Income

Statement of Financial Accounting Standards No.130, "Reporting Comprehensive Income" ("SFAS 130"), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company adopted SFAS 130 during the year ended July 12, 2000 and has no items of comprehensive income to report.

LAPTA ACQUISITION CORPORATION VI

NOTES TO FINANCIAL STATEMENTS

JULY 12, 2000

NOTE B - RELATED PARTIES

The Company's president and sole director is also the sole shareholder of entity which own 100% of the Company's issued and outstanding common stock. The Company has entered into an agreement with the entity whereby the entity will provide administrative support to the Company and evaluate potential business opportunities. The entity will not be reimbursed for these services until a suitable business combination has been consummated.

NOTE C - CAPITAL STOCK

The Company is authorized to issue 20,000,000 shares of preferred stock at $.001 per share. As of July 12, 2000, there were no preferred shares outstanding.

The Company is authorized to issue 100,000,000 shares of common stock at $.001 per share. During the period ended July 12, 2000, the Company issued 5,000,000 shares of common stock in exchange for cash and reimbursement of services for $ 1,830 (see Note B).

NOTE D - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period June 30, 2000 (date of inception) through July 12, 2000, the Company incurred a loss of $ 1,330. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period o

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to establishing a new business, however the planned principal operations have not commenced. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.